Exhibit 10.1

FIRST AMENDMENT TO OPTION AGREEMENT

This First Amendment (this “Amendment”) is made as of September 13, 2006, by and between SAHARA LAS VEGAS CORP., a Nevada corporation (“Optionor”), and LVTI LLC, a Delaware limited liability company (“Optionee”).

RECITALS

Whereas, Optionor and Optionee entered into that certain Option Agreement dated as of June 24, 2006 (the “Agreement”); and

Whereas, Optionor and Optionee now wish to amend the Agreement as provided below in this Amendment;

WITNESSETH:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

1. The first clause of the first sentence of Paragraph 1.2 of the Agreement is hereby deleted and the following clause is substituted in lieu thereof:

“The term of the Option shall commence on the date of this Agreement and shall terminate at midnight Las Vegas time on March 31, 2008 (the “Option Term”);”

2. The first sentence of Paragraph 1.3 of the Agreement is hereby deleted and the following sentence is substituted in lieu thereof:

“Optionee may exercise the Option by giving notice, at any time after July 29, 2007 and before the expiration or earlier termination of the Option Term, of exercise of the Option to Optionor in the form of Exhibit B attached hereto, on which notice Optionee shall specify whether it elects to purchase the Membership Interest or the Property (the “Exercise Notice”).”

3. Clause (ii) of Paragraph 2.2 of the Agreement is hereby deleted and the following new clause (ii) is hereby substituted in lieu thereof:

“On or before September 22, 2006, the amount of Forty Million and No/100 Dollars ($40,000,000.00) (the “Second Deposit”); provided, however, in lieu of making the Second Deposit on September 22, 2006, Optionee may elect to pay to Optionor Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) (the “Extension Payment”) to extend the date on which the Second Deposit must be paid from September 22, 2006 to and including December 31, 2006. The Extension Payment, if and when made, and the Second Deposit, if and when made, shall be non-refundable, subject to the provisions of this Paragraph 2.2;”

4. Clause (iii) of Paragraph 2.2 of the Agreement is hereby deleted and the following new clause (iii) is hereby substituted in lieu thereof:

“(iii) On or before October 1, 2007, and thereafter on or before the first (1st) day of each subsequent calendar month until the earlier of the Closing or the expiration of the Option Term, the amount of Two Million One Hundred Ninety-Three Thousand Seven Hundred Fifty and No/100 Dollars ($2,193,750.00) (each installment of $2,193,750.00 is hereinafter referred to as a “Carry Option Payment”).”

5. (a) The first sentence in Paragraph 2.2 following clause (iii) thereof is hereby deleted and the following is substituted in lieu thereof:

“The Initial Deposit, the Second Deposit, the Extension Payment, if any, and each of the Carry Option Payments, if any, are hereinafter referred to generally as “Option Payment Installments” and collectively as the “Option Payment.”

(b) The fifth sentence in Paragraph 2.2 following clause (iii) thereof is hereby deleted and the following is substituted in lieu thereof:

“If Optionor and Optionee complete the purchase and sale of the Membership Interest or of the Property, then the Initial Deposit, the Second Deposit and any Extension Payment Credit Amount, as such term is defined in Paragraph 2.4 of this Agreement (but not the Carry Option Payments), shall be applied to payment of the total Purchase Price of the Membership Interest or of the Property, as the case may be, in accordance with Paragraph 2.1 of this Agreement.”

6. Paragraph 2.4 is hereby added to Article 2 of the Agreement, to read as follows:

“2.4. Extension Payment. If Optionee makes an Extension Payment as described in clause (ii) of Paragraph 2.2 above, such Extension Payment shall not be credited against the Purchase Price at Closing; provided, however, if Optionee elects to pay the Second Deposit on any day prior to December 31, 2006, then a portion of the Extension Payment shall be applied against the Purchase Price, calculated as follows: the amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) shall be multiplied by a fraction, the numerator of which is (x) 100 less (y) the number of days which elapse from September 22, 2006 to and including the date the Second Deposit is paid, and the denominator of which shall be 100 (the “Extension Payment Credit Amount”). Except for such Extension Payment Credit Amount, if any, no portion of the Extension Payment shall be credited against the Purchase Price.”

7. Paragraph 9.1.1(c) of the Agreement is hereby amended by deleting the parenthetical clause therein and substituting the following:

“(with credit for the Initial Deposit, the Second Deposit and any Extension Payment Credit Amount (if any), but not for any Carry Option Payments)”

8. Paragraph 9.1.2(b) is hereby amended by deleting the parenthetical clause and substituting the following in lieu thereof:

“(with credit for the Initial Deposit, the Second Deposit and any Extension Payment Credit Amount (if any), but not for any Carry Option Payments)”

9. Except as amended hereby, the Agreement is unchanged and as amended hereby the Agreement shall remain in full force and effect.

IN WITNESS WHEREFORE, the parties hereto have executed this Amendment as of the date first hereinabove written.

OPTIONOR:	OPTIONEE:

SAHARA LAS VEGAS CORP., a Nevada corporation	LVTI LLC, a Delaware limited liability company

By:	By:	MLVT LLC, a Delaware limited liability company, its Sole Member

Name:		By:
Name:
Title:		Title:

GUARANTY

The undersigned hereby guarantees the performance of the obligations of Optionor under the Option Agreement as amended by the foregoing First Amendment.

GUARANTOR:

ARCHON CORPORATION, a Nevada corporation

By:

Name:

Title:

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